AMENDED AND RESTATED

                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                              MARINER PARTNERS INC.

                                       and

                                 NYMAGIC, INC.,

                  NEW YORK MARINE AND GENERAL INSURANCE COMPANY

                                       and

                            GOTHAM INSURANCE COMPANY















                                December 6, 2002

This AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT, dated the 6th day of December, 2002, is between Mariner Partners, Inc., a corporation organized under the laws of the State of Delaware (the "Adviser"), on the one hand, and NYMAGIC, Inc. a New York corporation ("NYMAGIC"), New York Marine and General Insurance Company, a New York stock insurance company ("New York Marine"), and Gotham Insurance Company, a New York stock insurance company ("Gotham"), on the other hand, and amends and restates the Investment Management Agreement, dated October 1, 2002, between the Adviser and the Client (the "Original Investment Management Agreement"). Each of New York Marine and Gotham is referred to herein as a "Company," and the Companies and NYMAGIC are collectively referred to herein as the "Client."

WHEREAS, on October 1, 2002, the Adviser and the Client entered into the Original Investment Management Agreement, whereby NYMAGIC, acting on behalf of itself, New York Marine and Gotham, retained the Adviser to provide certain discretionary investment advisory services; and

WHEREAS, the Adviser and the Client wish to amend and restate the Original Agreement in its entirety, on the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration as set forth herein, the Adviser and the Client agree as follows:

1.    Appointment of the Adviser.

     (a) The Client hereby appoints the Adviser to serve as investment adviser of the Client's investment account assets listed on Schedule A (collectively, the "Accounts"), and the Adviser hereby accepts such appointment and agrees to perform its obligations in accordance with the terms of this Agreement (which includes the Schedules hereto) and the Investment Policy Guidelines (as defined in Section 2(c) below). The Adviser hereby accepts such appointment.

     (b) The assets of the Client comprising the Accounts shall be managed by the Adviser in as many different categories as may be instructed by the Client from time to time. Initially, the Client has allocated assets into three different categories, (i) (cash management) the "Liquidity Portfolio", (ii) (fixed income investing) the "Fixed Income Portfolio" and (iii) (investment in alternative investment vehicles and common and preferred equities) the "Hedge Fund and Equity Portfolio". The Client may designate and re-designate the amount of assets in each category from time to time, in its sole discretion, subject to the limitations imposed by certain funds invested in the Hedge Fund and Equity Portfolio. The Adviser shall ensure that the assets of each Account are maintained separately on the books of the Client's custodian and shall manage the assets comprising each Account separately, as provided by the terms of this Agreement. The beneficial ownership of all of the assets comprising each of the Accounts shall at all times reside with the Client.

2.   Authorities and Duties of the Adviser.

     (a) Subject to paragraph (c) of this Section 2, the Adviser shall provide investment advisory services to the Accounts and shall in such capacity have full discretion and authority, without obtaining the prior approval of the Client or any agent of the Client (except as may be required by law or as otherwise required by this Agreement), to:

          (i) purchase, sell, redeem, invest, reinvest or otherwise trade any security or other permitted investment on behalf of the Accounts; provided, however, that all transactions entered into on behalf of either of the Companies shall require the ratification, no less frequently than quarterly, of the Board of Directors or Finance Committee of the Board of Directors of the applicable Company, and that in the event any investment transaction fails to receive such ratification, the applicable Company shall direct the Adviser to dispose of such investment;

          (ii) exercise any conversion and/or subscription rights available in connection with any securities or other investments;

          (iii) instruct an Account's custodian to deliver for cash received, securities sold, exchanged, redeemed or otherwise disposed of on behalf of the Account, and to pay cash for securities delivered to the custodian and/or credited upon acquisition of same;

          (iv) determine how to vote all proxies received with respect to securities held by an Account and direct the custodian as to the voting of such proxies; provided, however, that the authority to vote proxies received with respect to securities held on behalf of either of the Companies shall require an express delegation of authority for that purpose from the Board of Directors of the applicable Company (which may be a blanket delegation with respect to all proxies received with respect to securities held on behalf of that Company);

          (v) select broker-dealers to purchase, sell or otherwise trade in or deal with any security;

          (vi) place orders with any broker-dealer so selected, to purchase, sell or otherwise trade in or deal with any security;

          (vii) engage personnel, whether full time or part time, in connection with the investment Advisory services hereunder;

          (viii) engage outside professionals, including without limitation investment sub-advisers, appraisers, attorneys, consultants and other experts, in connection with the investment advisory services hereunder;

          (ix) value the securities and other assets of an Account in accordance with the valuation policies and guidelines set forth in
     Section 4 hereof;

          (x) make and execute all such contracts, agreements, instruments and other documents as the Adviser may deem necessary or appropriate in connection with the performance of its investment advisory duties hereunder or as the Client may reasonably request from time to time; and


          (xi) take all such other actions as the Adviser may deem necessary or appropriate in connection with the performance of its investment advisory duties hereunder.

     (b) In furtherance of the foregoing and subject to paragraph (c) of this
Section 2, the Client hereby designates and appoints the Adviser as its agent and attorney-in-fact with respect to each Account, with full power and authority and without the need for further approval of the Client or any other agent of the Client (except as may be required by law or as otherwise required by this Agreement), to complete and execute all documents as may be required to effect an investment and to take any and all actions that the Adviser, in its discretion, shall deem advisable to carry out its duties with respect to the assets of the Accounts.

     (c) All investment services provided to the Companies shall be based upon the written criteria, standards and guidelines of the Companies, and the insurance laws and regulations applicable to the Client, as delivered by the Client to the Adviser from time to time (the "Investment Policy Guidelines"); provided, however, that the Companies shall have the ultimate and final authority over decisions and policies, to include but not be limited to the purchase and sale of securities; provided, further, that in the event that any transaction is entered into by the Adviser on behalf of either of the Companies and is in compliance with the Investment Policy Guidelines in effect at the time, and such transaction subsequently fails to receive the ratification specified in subparagraph (a)(i) or paragraph (d) (as applicable) of this Section 2, the recourse of such Company in such event shall be limited to (i) amending the Investment Policy Guidelines applicable to all future transactions and delivering the same to the Adviser, (ii) amending this Agreement pursuant to the provisions of Section 16(a) hereof; or (iii) terminating this Agreement pursuant to the provisions of Section 11 hereof; provided, further, that in any such case such Company shall direct the Adviser to dispose of the investment that failed to receive the required ratification; provided, finally, that the Adviser shall not effect any investment transaction for an Account that is inconsistent with any law or regulation applicable to the Client.

     (d) Subject to paragraph (c) of this Section 2, with respect to the portion of an Account so designated from time to time as the "Hedge Fund and Equity Portfolio" by the Client, the Adviser shall construct a portfolio of hedge funds on behalf of the relevant Account, the primary purpose of which shall be to achieve capital appreciation by investing in private investment entities which are not registered under the U.S. Investment Company Act of 1940, as amended. The Adviser intends to achieve this objective by allocating the assets of the account designated to the Hedge Fund and Equity Portfolio among a group of portfolio managers, which may include affiliates of the Adviser. The Adviser shall be responsible for fund selection, rebalancing, reconstituting and reviewing the portfolio in accordance with the Adviser's reasonable business judgment; provided, however, that to the extent such investments relate to assets of either of the Companies, they shall be subject to the review and ratification of those members of the Finance Committee of the Board of Directors of the applicable Company who are not affiliated with the Adviser, and that in the event any such investment fails to receive such ratification, the applicable Company shall direct the Adviser to dispose of such investment.

3.   Fees and Expenses.

     (a) The Client shall pay the Adviser an Advisory Fee, in arrears, within ten (10) days following the end of each calendar month, at the rate per annum set forth on Schedule B as applied to such relevant portion of the Account based on the fair market value of the assets comprising such portion of the Account as of the last day of the calendar month just ended. The parties hereto agree to reevaluate the fee schedule on an annual basis and will adjust the schedule of fees with the mutual consent of all parties hereto; provided, however, that no such adjustment shall take effect unless the Companies have notified the Superintendent of Insurance of the State of New York (the "Superintendent") in writing of the parties' intention to make such adjustment at least thirty (30) days prior to the effective date thereof, or such shorter period as the Superintendent may permit, and the Superintendent has not disapproved it within such period.

     (b) In computing the market value of any investment held by an Account, each security listed on a national securities exchange shall be valued at the last quoted sale price on the valuation date on the principal exchange on which such security is traded. Any security listed on a national security exchange that has no quoted last sale price on the valuation date and any other security or asset, other than a security issued by a hedge fund, shall be valued by the Adviser in reliance upon one or more quotes received from a securities broker-dealer that has been granted the designation of primary dealer by the Federal Reserve Bank of New York. Any security issued by a hedge fund shall be valued at the net asset value of such security as determined by the issuing hedge fund.

     (c) If this Agreement commences or terminates at any time other than the beginning or end of a calendar month, respectively, the Advisory Fee shall be prorated based on the portion of such calendar month during which this Agreement was in force. Similar adjustments will be made in the event of an addition or withdrawal of assets during a calendar month. The Client understands that assets invested in hedge funds will bear additional fees and expenses, including performance-related fees, charged by the respective fund managers in addition to the Advisory Fee. In the event that assets of an Account designated as part of the Hedge Fund and Equity Portfolio are invested in alternative investment vehicles managed by the Adviser or any of its affiliates, the Advisory Fee imposed by this Agreement on such assets shall be waived (however, other fee(s) imposed by such alternative investment vehicle managed by the Adviser or its affiliate will be charged).

     (d) The Adviser shall bear all expenses related to the performance of its services under this Agreement, including without limitation travel expenses, research, rent, utilities, and salaries. Any fees or expenses incurred by the Client in connection with the operation or maintenance of the Accounts without the express written consent of the Adviser shall not be the obligation of the Adviser.

     (e) Within ten (10) Business Days after the beginning of each calendar month, the Adviser will provide the Client with a statement setting forth the aggregate assets of each Account as of the last day of the quarter previously ended and the calculation of the Advisory Fee payable as of such date. For purposes of this Agreement, the term Business Day shall mean any day, other than a Saturday or Sunday, on which commercial banks in New York City are not authorized or required by law to be closed.

     (f) All fees and expenses provided for in this Agreement shall be allocated in a manner consistent with the provisions of New York Insurance Department Regulation 30.

4.   Representations and Warranties of the Adviser.

     The Adviser represents and warrants to the Client that:

     (a) It is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware; and

     (b) This Agreement has been duly authorized, executed and delivered by the Adviser and constitutes a valid and binding agreement of the Adviser, enforceable against it in accordance with its terms, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5.   Representations and Warranties of the Client.

     The Client represents and warrants to the Adviser that:

     (a) Each of NYMAGIC, New York Marine and Gotham is a corporation duly formed, validly existing and in good standing under the laws of the State of New York;

     (b) This Agreement has been duly authorized, executed and delivered by it and constitutes a valid and binding agreement of the Client, enforceable in accordance with its terms except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (c) The Client hereby represents and warrants that: (a) the Client beneficially owns all of the assets comprising each of the Accounts or has discretionary authority over such assets with authority to appoint an investment Adviser with respect to such assets; (b) there are no restrictions on the transfer, sale and/or public distribution of the assets comprising each Account; (c) the Client has appointed no other investment adviser with respect to the assets comprising the Accounts; and (d) the Client has previously furnished to the Adviser a copy of all applicable statutes and regulations, if any, regarding its authority to enter into this Agreement and to undertake the investments contemplated hereunder; and

     (d) The Client shall have full responsibility for payment of all taxes due on capital or income held or collected for the Accounts.

6.   Other Activities and Investments.

     (a) The Adviser shall not be required to devote its full time to the affairs of the Accounts, but shall devote such of its time to the business and affairs of the Accounts as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the affairs of each Account. The Adviser shall use that degree of ordinary care and reasonable diligence in the performance of services hereunder that an experienced and qualified provider of similar services would use.

     (b) The Adviser and each of its directors, officers, affiliates, employees or agents thereof may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, management of other accounts, investment in, or financing, acquisition and disposition of, securities, investment and management counseling, brokerage services, serving as directors, officers, advisers or agents of other companies, partners of any partnership, or trustee of any trust, or entering into any other commercial arrangements, whether or not any such activities may conflict with any interest of the parties hereto with respect to the Account. However, in the event the Adviser concludes, in its reasonable judgment, that any of the activities described in the preceding sentence constitute a conflict of interest between the person or persons engaging in the activity and either of the Companies with respect to the Accounts, the Adviser shall provide notice of such conflict of interest to the Board of Directors of the applicable Company.

     (c) The Client understands that the Adviser performs investment advisory services for clients other than the Client and that the Adviser may give advice, make recommendations and take action with respect to other clients that may be similar or different from that given to the Client. The Client recognizes that other clients of the Adviser, as well as the Adviser, its principals, employees, affiliates and their family members, may hold, and engage in transactions in, securities purchased or sold for the Client or about which the Adviser has given the Client recommendations or advice. The Client also agrees that the Adviser has no obligation to purchase, sell or make recommendations with respect to any security for the Client that the Adviser purchases, sells or recommends to any client, or in which the Adviser, its principals, employees, affiliates or their family members engage. The Adviser, its principals, employees, affiliates and family members may invest in securities or other investments that are not made available to the Client.

     (d) The Client hereby acknowledges that the Client has been informed by the Adviser that the Adviser is not registered as an Investment Adviser under the Investment Advisers Act of 1940, as amended, or any state or local authority.

7.   Account and Other Information.

     (a) The Adviser shall furnish the Client with statements of the portfolio assets of each Account and investment results relating thereto on a monthly basis. Such reports shall indicate the assets in the Account, including their performance, both in the aggregate and on an Account-by-Account basis (and within the Hedge Fund and Equity Portfolio, on a fund by fund basis). The Adviser shall also send to the Client copies of financial statements, investment reports or letters that it receives from the managers of the investment entities in which an Account invests.

     (b) The Adviser shall keep, in a manner and form approved by the Client, accurate and complete books of account, records and files, in either written or electronic form (the "Books and Records"), of all business conducted under and pursuant to this Agreement.

     (c) All of the Books and Records established and maintained by the Adviser by reason of its performance under this Agreement which, absent this Agreement, would have been held by the Client, shall be the property of the

Client and shall be delivered to the Client or its designee promptly upon termination of this Agreement; provided, however, that the Adviser shall be entitled to retain copies of any documents forming part of the Books and Records to the extent that such documents relate to the performance of the Adviser's duties hereunder or the compensation payable to the Adviser pursuant to this Agreement.

     (d) The Adviser shall make all of the Books and Records available for examination and inspection by duly authorized representatives of the Client, upon reasonable notice, at any time during ordinary business hours.

     (e) To the extent required by law, the Adviser shall make all of the Books and Records available for examination and inspection by the Superintendent or his duly authorized representatives, upon reasonable notice, at any time during ordinary business hours.

     (f) Any document forming part of the Books and Records that is subject to examination by the Superintendent shall be retained for six calendar years from its creation or until after the filing of the report on examination in which such document was subject to review, whichever is longer.

8.   Directions and Information Provided to the Adviser.

     (a) The Client may, from time to time, in the Client's discretion, issue directions or instructions to the Adviser with respect to an Account, provided that any such directions, instructions or amendments are in writing and furnished to the Adviser. The Adviser shall be fully protected in, and shall have no liability for loss resulting from, relying upon any directions, instructions, or amendments from the Client in accordance with the previous sentence and the Client shall indemnify and hold the Adviser harmless with respect to such liability.

     (b) The Adviser shall be fully protected in, and shall have no liability for loss resulting from, acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented on behalf of the Client by the proper person or persons authorized by the respective Boards of Directors of the Companies to perform such functions and designated by the Client to the Adviser in writing from time to time, and the Adviser shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained and the Client shall indemnify and hold the Adviser harmless with respect to such liability.

9.   Limitation of Liability; Indemnification.

     (a) To the fullest extent permitted by law, the Adviser shall not be liable to the Client for any expenses, losses, damages, liabilities, demands, charges and claims of any kind or nature whatsoever (including without limitation any reasonable legal expenses and costs and expenses relating to investigating or defending any demands, charges and claims) (collectively, the

"Losses") by or with respect to an Account, except to the extent that such Losses are actual investment losses which are the direct result of an act or omission taken or omitted by the Adviser during the term of the Agreement which constitutes gross negligence or bad faith with respect to the Adviser's obligations under this Agreement or a material breach of this Agreement.

     (b) To the fullest extent permitted by law, the Client shall reimburse, indemnify and hold harmless the Adviser, its affiliates and their shareholders, partners, directors, officers, employees and any other person controlled by or controlling the Adviser (collectively, the "Indemnified Parties") for, from and against any and all direct Losses (i) relating to this Agreement or the Account arising out of any misrepresentation or act or omission or alleged act or omission on the part of the Client, its previous advisers, or any of their agents; or (ii) relating to any demand, charge or claim in respect of any Indemnified Party's acts, omissions, transactions, duties, obligations or responsibilities arising in connection with this Agreement, unless (x) a court with appropriate jurisdiction shall have determined by a final judgment which is not subject to appeal that such Indemnified Party is liable in respect of the demands, charges and claims referred to in this subparagraph, (y) the loss resulted from an act or omission of the Indemnified Party that constitutes gross negligence, bad faith, or a material breach of this Agreement, or (z) such Indemnified Party shall have settled such demands, charges and claims without the Client's consent.

     (c) The indemnification provisions set forth in this Agreement shall survive the termination of this Agreement.

10.  Independent Contractor; Sub-Advisers.

     For all purposes of this Agreement, the Adviser shall be an independent contractor and not an employee or dependent agent of the Client or the Account; nor shall anything herein or any action taken pursuant to this Agreement be construed as creating a separate trust, fund, joint venture, partnership or fiduciary relationship of any kind on the part of the Client or an Account with respect to the Adviser, any of its affiliates or any of its other clients. The Adviser shall be expressly permitted to retain sub-advisers from time to time to manage part or all of the Accounts provided that (i) the Adviser shall remain liable for the management of the assets of each Account as if the Adviser itself was so acting and (ii) the Adviser shall pay all of the fees and expenses of the Sub-Adviser from its compensation under this Agreement.

11.  Term; Termination.

     This Agreement may be terminated by any party hereto, without penalty, at any time upon 30 days' prior written notice or such shorter period as the parties may agree. On the official date of termination, the Adviser shall provide the Client with a final report for the Account and an invoice for any unpaid Advisory Fee that may be due pursuant to Section 3 hereof. The Client understands and agrees that the Adviser will take all reasonable measures to protect and preserve the assets of the Account upon termination but any withdrawals from underlying funds will be subject to the restrictions imposed by such funds and, as such, the Client may be required to hold such interests after the date of termination of this Agreement.



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

12.  Additions; Withdrawals; Reallocations.

     The Client may increase or decrease the assets comprising each Account, or reallocate the amounts allocated to the various portfolios. Once part or all of the assets comprising an Account are invested by the Adviser in a private investment fund, any and all assets comprising the Account invested in a fund may be withdrawn by the Client at any time, but subject to the terms and conditions applicable to an investor in such fund. The Client further agrees and acknowledges that any withdrawals from the underlying funds may be restricted to the extent that the assets comprising the Account are invested in hedge funds.

13.  Confidentiality

     The Adviser shall treat as confidential all information pertaining to the Accounts and the Client and all aspects of the relationship established by this Agreement, except as may be necessary to comply with applicable laws or regulations. Notwithstanding the foregoing, the Adviser shall not be prohibited from including the Client on Adviser's list of representative clients.

14.  Notices.

     Except as otherwise provided herein, all notices or other communications required or permitted hereunder shall be in writing and shall be delivered, telecopied or telexed and confirmed to the requisite party, at its address as follows:







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


         If to the Adviser:

                  Mariner Partners, Inc.
                  780 Third Avenue
                  16th Floor
                  New York, New York 10017
                  Attn:    Chip Howe, Chief Operating Officer
                           Telephone:       (212) 758-6200
                           Facsimile:       (212) 758-6680

                  With a copy to:

                  Mariner Partners, Inc.
                  780 Third Avenue
                  16th Floor
                  New York, New York 10017
                  Attn:    Peter O'Rourke, General Counsel
                           Telephone:       (212) 758-3577
                           Facsimile:       (212) 758-6680

         If to the Client:

                  NYMAGIC, INC.
                  330 Madison Avenue
                  New York, NY 10017-5001
                  Attn:    A. George Kallop, Executive Vice President
                           Telephone: (212) 551-0744
                           Facsimile: (212) 551-0717

                  With a copy to:

                  NYMAGIC, INC.
                  330 Madison Avenue
                  New York, NY 10017-5001
                  Attn:    Paul Hart, General Counsel
                           Telephone: (212) 551-0777
                           Facsimile: (212) 551-0717

Each party may change its address set forth above by giving notice to the other parties in accordance with the provisions of this Section 14.

15.  Arbitration.

     (a) All disputes between the parties hereto relating to or in connection with this Agreement, including but not limited to its interpretation, performance or breach, shall be submitted to binding arbitration as described in this Section 15.


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


     (b) The party initiating arbitration shall provide notice of its demand for arbitration which shall include appointment of an arbitrator. The other party shall have thirty (30) days from receipt of such demand for arbitration in which to appoint its arbitrator. If the responding party fails to appoint its arbitrator within such thirty (30) days, the initiating party shall be entitled to choose the second arbitrator. Together the two arbitrators shall agree upon a neutral umpire. If no such agreement is reached within thirty
(30) days of the appointment of the second arbitrator, the umpire shall be chosen by drawing lots. The arbitrators and the umpire (collectively the "Panel") shall be persons who are knowledgeable about financial matters and who are not affiliated with either party or any of its controlling persons.

     (c) Each party shall submit its case to the Panel within one month from the date of the appointment of the umpire, but this period of time may be extended by unanimous written consent of the Panel.

     (d) The Panel shall make its decision with regard to the custom and usage of the insurance business. The Panel shall be relieved of all judicial formalities and the strict rules of law. The written decision of a majority of the Panel shall be rendered within sixty (60) days following the termination of the Panel's hearings, unless the parties consent to an extension. Such majority decision of the Panel shall be final and binding upon the parties both as to law and fact, and may not be appealed to any court of any jurisdiction. Judgment may be entered upon the final decision of the Panel in any court of proper jurisdiction.

     (e) Each party shall bear the fees and expenses of the arbitrator selected by or on its behalf, and the costs of arbitration, including the fees of the umpire, shall be divided equally between the two parties. The Panel shall have the authority to award to the prevailing party its costs and attorneys' fees.

     (f) Any arbitration pursuant to this Section 15 shall be conducted in New York, New York unless otherwise agreed in writing by the parties, provided however that the Panel may choose to take evidence and/or convene a hearing in a place other than New York, New York for the convenience of the parties, the witnesses or the Panel.

16.  Miscellaneous.

     (a) Amendment; Modification; Waiver. Except as expressly provided herein, this Agreement shall not be amended, nor shall any provision of this Agreement be considered modified or waived, unless evidenced by a writing signed by each of the parties hereto; provided, however, that no such amendment, modification or waiver shall take effect unless the Companies have notified the Superintendent in writing of the parties' intention to make such amendment, modification or waiver at least thirty (30) days prior to the effective date thereof, or such shorter period as the Superintendent may permit, and the Superintendent has not disapproved it within such period.

     (b) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but the rights and obligations hereunder shall not, except as otherwise expressly provided herein, be assignable, transferable or delegable without the written consent of the other party hereto and any attempted assignment (as defined in the Investment Advisers Act of 1940, as amended), transfer or delegation thereof without such consent shall be void; provided, however, that no such assignment, transfer or delegation shall take effect unless the Companies have notified the Superintendent in writing of the parties' intention to make such assignment, transfer or delegation at least thirty (30) days prior to the effective date thereof, or such shorter period as the Superintendent may permit, and the Superintendent has not disapproved it within such period.

     (c) Entire Agreement. This Agreement, constitutes the entire understanding and agreement between the parties and supercedes all prior understandings and agreements, whether oral or written, between the parties concerning the subject matter hereof.

     (d) Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, the balance of this Agreement shall be interpreted, to the extent practicable, so as to give effect to the original intent of the parties hereto.

     (e) Counterparts. This Agreement may be executed in multiple counterparts all of which counterparts together shall constitute one agreement.

     (f) Governing Law. This Agreement shall be governed by and construed both as to validity and enforceability in accordance with the laws of the State of New York, without regard to the conflict of laws provisions of such jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year set forth above.


                             MARINER PARTNERS, INC.


                             By:   /s/ William J. Michaelcheck
                                   ----------------------------------
                                   Name:
                                   Title:


                             NYMAGIC, INC.


                             By:   /s/ George R. Trumbull
                                   ----------------------------------
                                   Name:
                                   Title:


                             NEW YORK MARINE AND GENERAL INSURANCE COMPANY


                             By:    /s/ George R. Trumbull
                                   ----------------------------------
                                   Name:
                                   Title:


                             GOTHAM INSURANCE COMPANY


                             By:   /s/ George R. Trumbull
                                  -----------------------------------
                                  Name:
                                  Title:

                                   Schedule A



NYMAGIC, Inc. Accounts:
-----------------------

Liquidity Portfolio

Fixed Income Portfolio

Hedge Fund and Equity Portfolio

New York Marine and General Insurance Company Accounts:
-------------------------------------------------------

Liquidity Portfolio

Fixed Income Portfolio

Hedge Fund and Equity Portfolio


Gotham Insurance Company Accounts:
----------------------------------

Liquidity Portfolio

Fixed Income Portfolio

Hedge Fund and Equity Portfolio

                                   Schedule B


Assets of the Account allocated to the various portfolios shall be assessed the fee set forth opposite the portfolio below:

--------------------------------------------------------------------------------
                  Portfolio                                  Fee
--------------------------------------------------------------------------------
             Liquidity Portfolio                            0.20%
--------------------------------------------------------------------------------
            Fixed Income Portfolio                          0.30%
--------------------------------------------------------------------------------
       Hedge Fund and Equity Portfolio                      1.25%*
--------------------------------------------------------------------------------


*Note, this fee shall be waived at the Account level with respect to the assets of the Account, if any, invested in hedge funds managed by the Adviser or its affiliates.